EXHIBIT 99.1

Contacts:

Cubist Pharmaceuticals, Inc.	Weber Shandwick
Eileen C. McIntyre	Tara Murphy
Senior Director, Corporate Communications	(617) 520-7045
(781) 860-8533	tmurphy@webershandwick.com
eileen.mcintyre@cubist.com

CUBIST PHARMACEUTICALS REPORTS GAAP DILUTED NET INCOME

 OF $1.82 PER SHARE IN FOURTH QUARTER 2008 AND GAAP DILUTED NET INCOME OF $2.56

PER SHARE FOR FULL YEAR 2008

REVERSAL OF CUBIST’S VALUATION ALLOWANCE FOR DEFERRED TAX ASSETS

BENEFITS TAX EXPENSE BY APPROXIMATELY $127.8 MILLION

2008 NON-GAAP DILUTED NET INCOME OF $1.86 PER SHARE

Earnings Conference Call & Webcast Today (With Slides) at 5:00 p.m. ET

Lexington, MA, January 22, 2009 — Cubist Pharmaceuticals, Inc. (NASDAQ: CBST) today reported results for the fourth quarter and year ended December 31, 2008. Total net revenues for the fourth quarter of 2008 increased 53% to $131.2 million from $85.6 million in the fourth quarter of 2007. This increase was attributable primarily to Cubist’s net sales of CUBICIN® (daptomycin for injection) in the United States, which increased 43% to $120.1 million in the fourth quarter of 2008 from $83.9 million in the fourth quarter of 2007.

For the year ended December 31, 2008, total net revenues increased 47% to $433.6 million from $294.6 million for the year ended December 31, 2007. This increase in revenues was primarily attributable to Cubist’s net sales of CUBICIN in the United States, which increased 45% to $414.7 million for the year ended December 31, 2008, from $285.1 million for the year ended December 31, 2007. Full year 2008 international net product revenues were $7.4 million, which represents an increase of $2.1 million from full year 2007 international product revenues. Additionally, the full year 2008 total net revenues includes $9.4 million of service revenue relating to Cubist’s exclusive agreement with AstraZeneca to sell and provide other support in the United States for MERREM® I.V. (meropenem for injection).

Net income for the fourth quarter ended December 31, 2008, on a GAAP basis, was $123.0 million, or $2.15 and $1.82 per basic and diluted share, respectively, as compared to $8.0 million, or $0.14 per basic and diluted share, for the fourth quarter ended December 31, 2007. Included in fourth quarter 2008 results is a tax benefit related to a reversal of Cubist’s valuation allowance for deferred tax assets, which resulted in a benefit to tax expense of approximately $127.8 million. Also included in the results for the fourth quarter of 2008 is an other-than-temporary impairment charge of $49.2 million related to our investment in auction rate securities. Cubist’s non-GAAP net income for the fourth quarter ended December 31, 2008, excluding the tax benefit and the other-than-temporary impairment charge as well as $3.0 million of stock-compensation expense, was $47.4 million, or $0.83 and $0.71 per basic and diluted share, respectively.

Net income for the year ended December 31, 2008, on a GAAP basis, was $169.8 million, or $3.00 and $2.56 per basic and diluted share, respectively, as compared to net income of $48.1 million, or $0.87 and $0.83 per basic and diluted share, respectively, for the year ended December 31, 2007. GAAP net income for full year 2008 includes $11.8 million of stock-based compensation expense, $2.3 million of assets disposed of in the first quarter of 2008 to build new laboratory space at 65 Hayden Avenue, and $17.5 million of expense related to upfront and milestone payments for the 2008 in-licensing from Dyax Corporation of ecallantide for surgical indications. In addition, included in full year 2008 results is both an other-than-temporary impairment charge of $49.2 million related to our investment in auction rate securities and a tax benefit of $127.8 million related to the reversal of Cubist’s valuation allowance for deferred tax assets.  Non-GAAP net income for the year ended December 31, 2008, excluding the tax benefit and charges mentioned above, was $122.9 million, or $2.17 and $1.86 per basic and diluted share, respectively.

As of December 31, 2008, Cubist had $417.9 million in cash, cash equivalents and long-term investments. The total number of Cubist’s common shares outstanding as of December 31, 2008, was 57,430,200.

Use of Non-GAAP Financial Measures

Cubist uses non-GAAP net income and non-GAAP net income per share data to improve its analysis of operational results and trends. Cubist’s management also uses these non-GAAP figures to make financial and operational decisions as these numbers exclude non-operational activities and because management believes these measures are useful to investors because they provide greater transparency regarding Cubist’s operating performance. These measures should not be considered an alternative to measurements required by GAAP, such as net income and net income per share, and should not be considered measures of our liquidity. In addition, these non-GAAP measures are unlikely to be comparable with non-GAAP information provided by other companies. A reconciliation between non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release after the unaudited condensed consolidated financial statements.

******************CONFERENCE CALL & WEBCAST INFORMATION******************

Cubist will host a conference call and live audio webcast to discuss its fourth quarter and full year 2008 financial results, business activities and financial outlook.

WHEN: Thursday, January 22, 2009 at 5:00 p.m. ET

LIVE DOMESTIC & CANADA CALL-IN: 877-407-0778

LIVE INTERNATIONAL CALL-IN: 201-689-8565

24-HOUR REPLAY DOMESTIC & CANADA: 877-660-6853

24-HOUR REPLAY INTERNATIONAL: 201-612-7415

REPLAY PASSCODES (BOTH REQUIRED FOR PLAYBACK):

ACCOUNT #: 286 , CONFERENCE ID #: 302882

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:

www.cubist.com

Replay will be available for 30 days at www.cubist.com

*********************************************************************************

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address unmet medical needs in the acute care environment.  In the U.S., Cubist markets CUBICIN® (daptomycin for injection), the first antibiotic in a new class of anti-infectives called lipopeptides.  Cubist has entered into an agreement with AstraZeneca to promote their established broad spectrum antibiotic, MERREM I.V.® (meropenem for injection) in U.S. hospitals.  The Cubist product pipeline includes ecallantide, a recombinant human protein in Phase 2 clinical trials for the prevention of blood loss during cardiothoracic surgery; two programs with recently submitted INDs that address unmet medical needs to treat Gram-negative infections and CDAD (Clostridium difficile-associated diarrhea); and a program to develop a therapy to treat respiratory syncitial virus (RSV) infection in collaboration with Alnylam Pharmaceuticals, Inc.  Cubist is headquartered in Lexington, MA.  Additional information can be found at Cubist’s web site at www.cubist.com

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.

AstraZeneca and MERREM are registered trademarks of the AstraZeneca group of companies.

###

Tables to follow

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(in thousands)

	December 31,	December 31,
	2008	2007
ASSETS
Cash, cash equivalents and long-term investments	$417,945	$398,184
Accounts receivable, net	43,162	29,075
Inventory	21,958	18,733
Property and equipment, net	66,819	50,150
Deferred tax assets, net	127,792	—
Other assets	38,916	38,373

Total assets	$716,592	$534,515

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$79,584	$65,299
Deferred revenue	21,340	17,816
Debt and other long-term liabilities	303,696	352,698
Total liabilities	404,620	435,813

Total stockholders’ equity	311,972	98,702

Total liabilities and stockholders’ equity	$716,592	$534,515

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(in thousands, except share and per share data)

	Three months ended			Twelve months ended
	December 31,			December 31,
	2008	2007		2008	2007
Revenues:
U.S. product revenues, net	$120,058	$83,875		$414,681	$285,059
International product revenues	2,167	1,245		7,400	5,347
Service revenues	8,033	—		9,451	—
Other revenues	897	461		2,109	4,214
Total revenues, net	131,155	85,581		433,641	294,620

Costs and expenses:
Cost of product revenues	24,808	19,135		90,381	68,860
Research and development	30,484	34,270		126,670	85,175
Sales and marketing	20,604	18,653		84,997	67,662
General and administrative	9,409	7,493		40,704	31,485
Total costs and expenses	85,305	79,551		342,752	253,182

Operating income	45,850	6,030		90,889	41,438

Other income (expense), net	(48,884)	2,520		(44,986)	8,589

(Loss) income before income taxes	(3,034)	8,550		45,903	50,027

(Benefit) provision for income taxes	(126,069)	517		(123,916)	1,880

Net income	$123,035	$8,033		$169,819	$48,147

Basic net income per common share	$2.15	$0.14		$3.00	$0.87
Diluted net income per common share	$1.82 (1)	$0.14	(1)	$2.56 (2)	$0.83	(1)

Shares used in calculating:
Basic net income per common share	57,202,892	56,070,144		56,645,962	55,591,775
Diluted net income per common share	68,320,590	57,758,867		67,955,061	68,822,996

(1)	Includes add back of interest expense and debt issuance costs on 2.25% notes to income, net of tax effect
(2)	Includes add back of interest expense, debt issuance costs and net gain on repurchase of 2.25% notes to income, net of tax effect

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP

UNAUDITED

(in thousands, except share and per share data)

	Three months ended				Twelve months ended
	December 31,				December 31,
	2008		2007		2008		2007

GAAP net income	$123,035		$8,033		$169,819		$48,147

Add back of tax benefit	(127,792)		—		(127,792)		—

Other-than-temporary impairment of auction rate securities	49,178		—		49,178		—

Stock-based compensation expense under SFAS 123(R)	2,967		2,643		11,831		10,539

Ecallantide licensing fees	—		—		17,500		—

Write off of assets disposed of to build new lab space	—		—		2,323		—

IPR&D - Illumigen	—		15,148		—		15,148

Non-GAAP proforma net income	$47,388		$25,824		$122,859		$73,834

Non-GAAP basic net income per common share	$0.83		$0.46		$2.17		$1.33
Non-GAAP diluted net income per common share	$0.71	(1)	$0.41	(1)	$1.86	(2)	$1.20	(1)

Shares used in calculating:
Non-GAAP basic net income per common share	57,202,892		56,070,144		56,645,962		55,591,775
Non-GAAP diluted net income per common share	68,320,590		69,133,202		67,955,061		68,822,996

(1)	Includes add back of interest expense and debt issuance costs on 2.25% notes to income, net of tax effect
(2)	Includes add back of interest expense, debt issuance costs and net gain on repurchase of 2.25% notes to income, net of tax effect